SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                           FORM N-lA

                   1940 Act File No. 811-4421

                REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940

                        Amendment No. 23

               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund
       (Exact Name of Registrant as Specified in Charter)

                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Address of Principal Executive Offices)

                         (617) 695-0415
                (Registrant`s Telephone Number)


                      WILLIAM F.CASEY, JR.
                            President
                      Bank Investment Fund
                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Name and Address of Agent for Service)

                           Copies to:

                   ROBERT E. McLAUGHLIN, ESQ.
                       Steptoe & Johnson
                 1330 Connecticut Avenue, N.W.
                     Washington, D.C. 20036

It is proposed that this filing will become effective

/___/   immediately upon filing pursuant  to paragraph (b),
/___/   on ___________ pursuant to paragraph (b),
/_x_/   60 days after filing pursuant  to paragraph (a)(1),
/___/   on ___________ pursuant to paragraph (a)(1),
/___/   75 days after filing pursuant  to paragraph (a)(2),
/___/   on ___________ pursuant to paragraph (a)(2)of Rule 485.,

        If appropriate, check the following box:
/___/ This post-effective amendment designates a new effective date for a previously filed post-effective amendment.


Dated:   March 26, 2004



PART A

Items 1-3.

         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act``) and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks

        (a) The investment objective of Fund One is to maximize current income consistent with liquidity of assets and safety of principal.
 Fund One was formed to provide participating banks with a high liquid, diversified, high-quality investment vehicle designed to assist liquidity management.
             The investment objective of Liquidity Fund is to maximize current income consistent with liquidity of assets and safety of principal. The Liquidity Fund was formed to provide participating
 Banks with a highly liquid, diversified, high-quality investment vehicle designed to assist liquidity management, while seeking preservation of capital.
        (b) In addition to maintaining cash on hand and in checking accounts due from banks, Fund One invests principally in short and intermediate term marketable debt securities issued by the United States Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments. These securities include, but may not be limited to: (A) certificates of deposits due from any trust company, national banking association or banking company, or any federally insured savings bank; (B) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, (C) federal agency obligations which have unexpired terms of five years or less; (D) repurchase agreements; and (E) certain common money market instruments. No more than 5% of the Registrant`s assets, at the time of purchase, may be invested in the securities of any one issuer except for direct obligations of the United States or obligations guaranteed by the United States, and other obligations issued under certain Federal programs or by certain federal agencies or instrumentalities. Fund One is further restricted through the investment policy maintained by the Registrant`s Officers and Directors. The investment policy for Fund One restricts the Registrant from a) making any investment in equity securities, b) making any intermediate or long-term investment in corporate (non-governmental) debt securities and c) investing more than 25% of the of the Fund`s total assets in the securities of a particular industry other than U.S. Government or Federal agency securities. Investments, except GNMA`s, will have maturities of less than five years. The dollar weighted average portfolio maturity for Fund One is 2.1 yrs. Fund One`s portfolio of investments was comprised of items (A), (C), (D), and (E) as of December 31, 2003.









        In addition to maintaining cash on hand and in checking accounts
Due from banks, the Liquidity Fund invests principally in short term marketable debt securities issued by the United States
Government or by agencies of the United States, bank money
instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements.
These securities include, but may not be limited to: (A) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings bank, co-operative bank or savings & loan association ;(B) Federal funds sold; (C) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United
States, and issues of U.S. Government agencies and instrumentalities;
(D) repurchase agreements; (E) commercial paper which, when purchased, is rated A-1 by Standard & Poor`s Corporation (``Standard & Poor`s) and/or
	Prime-1 by Moody`s Investors Service, Inc. (``Moody`s``)  or, if not rated, has been determined to be of comparable high quality under procedures adopted and approved by the Registrant`s Board of Directors. Commercial paper obligations may include variable amount of master demand notes;
short-term obligations of corporations; (F)Second Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (no more than 5% of the Fund`s assets in the aggregate and no more than 1% of the Fund`s assets or one million dollars, whichever is greater, may be invested in the second tier securities of any one insurer) including commercial paper which when purchased is rated A-2 by Standard & Poor`s or Prime-2 by Moody`s or if not rated, has been determined to be of comparable quality under procedures adopted and approved by the Fund`s Board of Directors ; and(G) certain common money market instruments which, when purchased are rated A-1 by Standard and Poor`s Corporation and /or Prime-1 by Moody`s Investor Services or,
if not rated, has been determined to be of comparable high quality under procedures adopted and approved by the Fund`s Board of Directors.

        All of the investments for the Liquidity Fund must have a maturity or remaining maturities of 397 days or less; except for, variable rate instruments, which provide for adjustment of interest rates on set dates(currently daily or weekly) and which upon such adjustment is expected to have a market values that approximate their par values, may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1)the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United States Government or any agency thereof, or (2)the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. The Liquidity Fund will maintain a dollar-weighted average maturity of 90 days or less. The Liquidity Fund may invest more than 25% of its assets in the banking industry through certificates of deposit and federal funds sold in the ordinary course of its business. The Liquidity Fund`s portfolio of investments was comprised of items (A), (B),
(C), (D), (E), and(F), as of December 31, 2003.








         The Registrant`s board of directors has established procedures designed to stabilize the per share net asset value of shares of the Liquidity Fund at $1,000.Under repurchase agreements entered into by the Registrant, the Registrant purchases government securities from a seller subject to an unconditional agreement to sell the same securities or other assets back to the seller at a higher price. If a purchaser under such a repurchase agreement does not assure its interest by taking possession of a sufficient amount of assets, or the market value of such assets does not remain sufficient, the purchaser is at risk in the event that the seller under such agreement does not fulfill its obligations under the agreement. Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the Fund`s ability to dispose of the underlying securities. It is the Registrant`s policy to minimize risk under such agreements by (a) having its custodian take possession of securities purchased under such agreements and (b) determining that the market value of the securities purchased under such an agreement is adequate to secure its interest at the time of purchase and over the life of the agreement.

         The Funds may enter into reverse repurchase agreements to meet short term liquidity needs of the Funds. These agreements may not be in excess of three business days.

         (c) The main risk factor in Fund One`s performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events. The Fund One`s total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One`s emphasis on income does not mean Fund One invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, the Fund`s net asset value (NAV) ,like bond and note prices rise when interest rates fall and fall when interest rates rise Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, in the Fund`s portfolio, the greater the impact a change in interest rates is likely to have on the Fund`s net asset value (NAV).

             Debt securities are also subject to credit risk. Credit risk is the risk that the issuer of a debt security might not make interest and principal payments on the security as they become due. Securities directly issued by the U.S. Treasury and certain U.S. government agencies that are backed by the full faith and credit of the U.S. government have little credit risk. Securities issued by other agencies of the U.S. government generally have low credit risks.








             An additional risk factor in Fund One`s performance is pre-payment risk. Many types of debt securities, including mortgage backed securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security`s maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment. The risk of lower interest rates on reinvestments of prepayment amounts will also result.

             These risk factors may adversely effect Fund One`s net asset value, yield, total return and loss of money in an investment in the Fund may result.


             The main risk factor in Liquidity Fund`s performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio maturity may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund`s income performance.

             An additional risk factor in the Liquidity Fund`s performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund`s investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.

             The Liquidity Fund seeks to maintain, but does not guaranty a stable net asset value of $1000 per share. In addition, the shares being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, U.S. Government or its agencies.


Item 5
         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act``) and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 6  Management, Organization and Capital Structure

         (a) (1)The Registrant`s current operation is performed through a no-load, diversified, open-end investment fund
(``Fund One``) and a no-load, diversified, open-end money market fund (``the Liquidity Fund``) (Fund One and the Liquidity Fund are hereinafter referred to collectively as the ``Funds``).

                The Registrant may establish in the future other distinct investment funds with investment objectives different from those which the Registrant has adopted for the Funds. The Registrant`s Charter, however, restricts the Registrant`s authority to invest its assets to certain specified types of securities and other property.



                The Registrants charter provides that it`s Board of Directors shall have full control of the business of the Registrant, except for certain powers retained by the Registrant`s incorporators. In particular, the Board of Directors has authority to invest the Registrant`s assets, subject to the limitations of the Registrant`s Charter.


                The Registrant does not currently employ the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, pursuant to authority delegated by the Registrant`s Board of Directors of the Bank Investment Fund, 75 Park Plaza, Boston, MA 02116. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant`s Board of Directors, the use of such services would improve the Funds` performance.

            (2) William F. Casey, Jr., President, is the Registrant`s, primary investment officer since April 2000. Mr. Casey previously held the position of Executive Vice President of the Bank Investment Fund since its inception in 1985. Mr. Casey is also President of the Co-operative Central Bank and served as Financial Vice President from 1980 to 1986 and Executive Vice President and Treasurer of the Co-operative Central Bank from 1986 to 2000. Mr. Casey is a Certified Public Accountant and has been employed in several executive positions in both public accounting and banking prior to 1980.

                The Registrant does not currently utilize the services of any person (other than its directors, officers or employees) to provide significant administrative or business affairs management services to the registrant.


                The Registrant does not utilize the services of a transfer agent or a dividend paying agent.


            (3) There are no legal proceedings pending to which the Registrant is a party.




         (b) The Registrant has no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest divided into two series, Fund One (Series 1) and Liquidity Fund (Series 2). Each share within each such series is equal in every respect to every other share of that series.
The shares of beneficial interest in the Registrant do not provide holders of such shares with any voting rights. The right to elect the Registrant`s board of directors is vested in the Registrant`s incorporators, who are the directors of the Central Bank.


                Under the Registrant`s Charter, its shares may not be issued to any persons other than Massachusetts co-operative banks, Massachusetts savings banks, the Co-operative Banks Employees Retirement Association, the Central Bank, The Savings Bank Life Insurance Company of Massachusetts, the National Consumer Co-operative Bank, Massachusetts trust companies, credit unions incorporated in Massachusetts and federally chartered credit unions, savings banks and savings and loan associations with their principal places of business in Massachusetts and affiliates of other eligible investors in the Registrant. Notwithstanding these charter provisions, the Registrant is not currently offering its shares to any credit unions, the Co-operative Banks Employees Retirement Association, nor is it offering its shares to any affiliate of an eligible investor other than a wholly-owned subsidiary of an otherwise eligible investor. Moreover, shares of the Liquidity Fund are not being offered to any affiliate of any eligible investor, but rather is offered to eligible banking institutions only.
The Registrant`s shares may not be transferred by eligible investors to any persons other than such eligible investors
(except that the shares may be pledged to such other persons by such investors, or may be transferred to the Central Bank).
If the Registrant`s shares are acquired by any other person by operation of law or by foreclosure upon the pledge of such shares
(or through transfer in the case of the Central Bank), and if such condition is known to the Registrant, no dividend may be paid on such shares after 30 days from the date of such acquisition. Furthermore, the Registrant must offer to repurchase the shares from such person at net asset value of the shares, less any dividends paid thereon, after said thirty days. If such offer is refused, the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Registrant is limited to the net asset value of the shares as last determined during said thirty days.

Item 7  Shareholder Information

         (a) Fund One`s net asset value per share is determined once daily as of 4:00 p.m. Eastern Standard Time, which is the normal close of trading on the New York Stock Exchange is open for business. The net asset value per share by Fund One is determined by adding the market values of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding.
The price at which an order is effected is based on the next calculation of net asset values after the order is placed. U.S. debt securities are normally valued on the basis of valuations provided by market makers.
Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

              The Liquidity Fund`s net asset value per share is determined once daily as of 2:00 p.m. Eastern Standard Time, by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Liquidity Fund is a money market fund and it`s investment securities are valued based on their amortized cost, which does not take into account unrealized appreciation or depreciation. The Corporation`s Board of Directors has established procedures reasonably designed to stabilize the net asset value per share at $1,000.00.




              The Registrant, its custodial bank and the New York Stock Exchange generally observe the following holidays during the calendar year: New Year`s Day, Martin Luther King Day, President`s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran`s Day, Thanksgiving Day, and Christmas Day. Additionally, the New York Stock Exchange observes Good Friday as a holiday.


     The Registrant continuously offers shares of each series to all eligible investors and such shares (except shares of which the redemption price has become fixed under special conditions set forth in the Charter, as described on Capital Structure under Item 6(b)), are sold and redeemed by each Fund only at prices equal to the net asset value of the shares of such Fund`s series outstanding.



              Shares of each Fund are offered for sale on days on which the New York Stock Exchange is open for business. There is no sales charge. The minimum initial investment is $50,000.00 Additional investments may be made in any amount in excess of the minimum.



           (b) Fund Purchase Instructions

1.Fund One (Series 1)

                Call your correspondent bank and speak to your account officer. Tell the officer that you want to transfer funds to State Street Bank and Trust Company. Instruct the officer to wire transfer the money before 4:00 p.m., Eastern Standard Time, to:
                           State Street Bank and Trust Company
                           Boston, Massachusetts
                           Routing number 0110-0002-8
                           For account of the Bank Investment
                           Fund, Fund One
       Account number:  9006-930-3




1.Liquidity Fund (Series 2)

                Call your correspondent bank and speak to your account officer. Tell the officer that you want to transfer funds to State Street Bank and Trust Company. Instruct the officer to wire transfer the money before 2:00 p.m., Eastern Standard Time, to:
                           State Street Bank and Trust Company
                           Boston, Massachusetts
                           Routing number 0110-0002-8
                           For account of the Bank Investment
                           Fund, Liquidity Fund
       Account number:  9006-884-2




              If your correspondent bank account is with the State Street Bank and Trust Company, contact your account officer and instruct the officer to transfer funds from your account to the account of the Bank Investment Fund, Fund One, Account number 9006-930-3, (before 4:00 p.m. Eastern Standard Time or to the account of the Bank Investment Fund, Liquidity Fund, Account number 9006-884-2 (before 2:00 p.m. Eastern Standard Time.



              AFTER INSTRUCTING YOUR BANK TO TRANSFER FUNDS, PLEASE
       CALL THE REGISTRANT AND TELL US THE AMOUNT YOU TRANSFERRED AND
       THE NAME OF THE BANK SENDING THE TRANSFER.  YOUR BANK MAY CHARGE
       A FEE FOR SUCH SERVICES. REMEMBER, IT IS IMPORTANT TO DO THIS BEFORE 4:00 P.M.EASTERN STANDARD TIME, (FOR FUND ONE) OR 2:00 P.M. EASTERN STANDARD TIME, (FOR LIQUIDITY FUND).


         The securities market in which the Fund buys and sells securities usually requires immediate settlement in Federal funds for all securities transactions; therefore, payment for the purchase of each Fund`s shares must be made by Federal funds or bank wire which can be converted immediately into Federal funds. Orders received prior to 4:00 p.m., Eastern Standard Time, (for Fund One) and 2:00 p.m., Eastern Standard Time, (for Liquidity Fund) will be invested in shares of the appropriate Fund at the next determined net asset value.



      (c) Fund Redemption Instructions


         The Registrant will redeem shares of either series from shareholders of record, without any charge, at the per share net asset value next determined for such series after a request for redemption is received. Redemption may be requested, if authorized in advance and in writing, by telephone request to the Registrant. Shareholders also may make redemption requests by signed written request addressed to the Registrant. Call the Registrant by 4:00 p.m., Eastern Standard Time, (for Fund One) or 2:00 p.m., Eastern Standard Time, (for Liquidity Fund) to redeem shares that day (Trade Date), for payment on the following day (Settlement Date). When the amount to be redeemed is at least $5,000, the Registrant will automatically wire transfer the amount to your correspondent bank account at settlement. The Registrant will make payment by check when the amounts redeemed are less than $5,000.00.

         Redemption of shares or payment may be suspended at times (a) when the New York Stock Exchange is closed, (b) when trading on said exchange is restricted, (c) when an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of the net assets of the Funds, or (d) during any period when the Securities and Exchange Commission, by order, so permits; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.



         The Registrant has not established any procedure whereby a shareholder can sell its shares to the Registrant through a broker/dealer.


         The Registrant has not established any procedure which would permit it to redeem shares involuntarily in accounts below a certain number or value of shares.



     (d) The Registrant`s policy is to declare dividends from net income on each day the Funds are open for business and to make payments thereof to shareholders on a monthly basis.
Distributions of realized net capital gains, if any, are declared and paid once a year.

Unless an investor elects in writing to receive dividends on a cash basis, dividends and distributions are credited to each investor`s investment account as additional shares in the Registrant of the same series as the shares on which the dividend was paid, at net asset value on the date of payment. An investor wishing to change the method by which it receives dividends and distributions must notify the Registrant in writing at least one week before the effective date of such change.

(e) The Registrant has and intends to continue to meet the requirements of Subchapter M of the Internal Revenue Code for regulated investment companies with respect to Fund One and intends to meet such requirements with respect to the Liquidity Fund and, therefore, will not be liable for federal income taxes to the extent that its earnings are distributed.

              Each of the Funds must meet several requirements to maintain its status as a regulated investment company. Among these requirements are that at least 90% of its gross income be derived from dividends, interest, payment with respect to securities loans or other disposition of securities and certain other income; that at the close of each quarter of its taxable year at least 50% of the value of its assets consist of cash and cash items, government securities, securities of other regulated investment companies and, subject to certain diversification requirements, other securities; and that no more than 30% of its gross income be derived from sales of securities held for less than three months.

               Dividends derived from interest, together with distributions of any short-term capital gains, are taxable as ordinary (interest) income whether or not reinvested in shares of the Registrant. Dividends of the Registrant will not qualify for the 85% dividends received provisions of the Internal Revenue Code for corporations. Investors in the Registrant may be proportionately liable for taxes on income and gains of the Registrant. The Registrant will inform its shareholders of the amount and nature of any income or gains.




               Shares of either Fund One or the Liquidity Fund may be exchanged for shares of the other Fund on the basis of the respective net asset values of the shares involved. Such exchange will be treated as a sale of the surrendered shares and any gain or the transaction may be subject to federal and state income taxes.


Item 8   Distribution Arrangements

(a)No sales charge will be made and no sales load will be involved in the distribution of any series of the Registrant`s shares.


(b)The Registrant, by action of its Board of Directors, has adopted a plan under Rule 12b-1 of the 1940 Act for the payment of distribution expenses for the Funds (the ``Plan``). The Plan provides for quarterly review by the Registrant`s Board of Directors of the amount of and purposes for which expenditures were made under the Plan and an additional, more extensive annual review in determining whether the Plan will be continued. By its terms, continuation of the Plan from year to year is contingent on an annual approval (1) by a majority of the Registrant`s Directors and (2) by a majority of the Directors who are not ``interested persons`` as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or any related agreements ( All the Directors of the Registrant are the Plan directors as described in (1) and (2) above.) The Plan may be terminated at any time by vote of a majority of the Plan directors.

    The principal types of activities for which payments will be made pursuant to the Plan are: (1) fees for membership in trade associations, including associations in which investors eligible to invest in one or more of the Funds are members; (2) sponsorship of program activities at conferences attended by eligible investors, or attendance at such conferences by the Registrant`s personnel, and related travel, meal and other expenses; (3) meals and other expenses, including travel expenses, related to business meetings with investors and potential investors in one or more of the Funds; (4) personal items marked with the name or logo of the Registrant for distribution to investors or eligible investors in the Funds;(5) printing and postage expenses for written materials to be sent to eligible investors who are not shareholders in the funds; (6) subscription to publications for re-distribution to eligible investors of the Registrant; (7) formulation and implementation of marketing and promotional activities;(8) compensation to officer responsible for sales and customer service and (9) any other activities of a substantially similar nature which may result in the sale of Shares, either directly or through other persons with which the Registrant may enter into agreements related to the Plan in accordance with Rule 12b-1.


         The Plan is applicable to both Fund One and the Liquidity Fund. Any expenses incurred pursuant to the Plan which directly relate to the sale or distribution of shares of either Fund, e.g., printing and mailing of offering materials, will be allocated to and paid by the applicable Fund. Expenses which do not directly relate to the sale and/or distribution of shares of either Fund will be allocated between the Funds in accordance with the annual budget as determine by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable. Because these expenses are paid out of the Fund`s assets on an ongoing basis, over time it will increase the cost of your investment and may cost you more than other types of sale charges.


        Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of each Fund`s average daily net assets. Fund One paid or accrued $46,214 (.03% of average net assets) and the Liquidity Fund paid or accrued $110,459 (.02% of average net assets) pursuant to this plan for the year ended December 31, 2003.


(c)Not applicable as the Registrant does not maintain any Multiple Class Fund or Master-Feeder Fund.

Item 9 Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act``) and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.





PART B


STATEMENT OF ADDITIONAL INFORMATION
FUND ONE (SERIES 1)
AND
LIQUIDITY FUND (SERIES 2)
CO OPERATIVE BANK INVESTMENT FUND (REGISTRANT) d/b/a Bank Investment Fund

      This Statement of Additional Information is not a prospectus, and should be read in conjunction with Part A of the Registrant`s Statement dated March 26, 2004 under the Investment Company Act of 1940 of which this Statement of Additional Information is a part. A copy of the entire Registration Statement, including Part A, may be obtained, without charge, upon request from the Bank Investment Fund, 75 Park Plaza, Boston, Massachusetts 02116-3934, (617) 695-0415 ( collect)

    This Statement of Additional Information (SAI) provides more detail about each fund and its policies. References are made in this SAI to Part A of our Registrant`s Statement dated
March 26, 2004. No other information or documents are incorporated by reference in Part B, the SAI.


Dated:  March 26, 2004






Item 10(b).   Table of Contents

Item No.                          Title                Page  No.

11                Fund History                                15

12 Description of The Fund and Its Investments 15 and Risks

13                Management of the Fund                      20

14                Control Persons and Principal Holders       26
                  of Securities

15                Investment Advisory and Other Services      27

16                Brokerage Allocation and Other Practices    29

17                Capital Stock and Other Securities          29

18                Purchase, Redemption and Pricing of         31
                  Shares

19                Taxation of The Fund                        32

20                Underwriters                                32

21                Calculations of Performance Data            32

22                Financial Statements                        33








Item 11.  Fund History


          The Registrant commenced active operations as an investment company on October 18, 1985. General information regarding the Registrant is included under Item 6(a)(1) The Registrant is a corporation organized effective April 7, 1985 pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts
Acts of 1984, Chapter 482, as amended by Massachusetts Acts of
1986, Chapter 244, Massachusetts Acts of 1990, Chapter 277, Massachusetts Acts of 1991, Chapter 285, and Massachusetts Acts of 1993, Chapter 147) (collectively, the ``Charter``). The Registrant`s chartered name is the Co-operative Bank Investment Fund, and the Registrant does business under the name Bank Investment Fund. The Registrant commenced active operations on October 18, 1985. The Registrant was established to provide one or more mutual investment funds for Massachusetts cooperative banks and other institutions.
From October 18, 1985 through October 12, 1988, the Registrant`s operations were performed through a single investment fund.
On October 12, 1988, the Registrant organized a second fund as a money market fund. The Registrant is regulated by the Massachusetts Commissioner of Banks.


Item 12   Description of the Fund and its Investments and Risks


           (a) The Registrant is an open-end management company.
The Registrant operates as a diversified management company.


               (ii) The Registrant`s current operation is performed through a no-load, diversified, open-end investment fund (``Fund One``) and a no-load, diversified, open-end money market fund (the ``Liquidity Fund``) (Fund One and the Liquidity Fund are hereinafter referred to collectively as the ``Funds``).


         (b) In addition to maintaining cash on hand and in checking accounts due from banks, Fund One invests principally in short and intermediate term marketable debt securities issued by the United States Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments.
             Asset investments for Fund One include, but may not be limited to: a) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings bank, b) bonds and other direct obligations of the United States or such obligations as are unconditionally guaranteed as to principal and interest by the United States, including GNMA`s, c) federal agency obligations which have unexpired terms of five years or less, d) repurchase agreements, and e) certain common money market instruments.

             In addition to maintaining cash on hand and in checking accounts due from banks, the Liquidity Fund invests principally in short-term marketable debt securities issued by the United States Government or by agencies of the United States, bank money instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements.



             Asset investments for Liquidity Fund include , but may not Be limited to: a) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings banks, co-operative bank or savings & loan association, b) Federal Funds sold, c) bonds and other direct obligations of the United States which are unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities, d)repurchase agreements, e) commercial paper which, when purchased, is rated A-1 by Standard & Poor`s Corporation
(``Standard & Poor`s``) and/or Prime-1 by Moody`s Investors Service, Inc. (``Moody`s``) or, if not rated, has been determined to be of comparable high quality under procedures adopted and supervised by the Fund`s Board of Directors. Commercial paper obligations may include variable amount of master demand notes ; short term obligations of corporations, f) Second
Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (see investment restrictions) including commercial paper which when purchased is rated A-2 by Standard & Poor`s or Prime-2 by Moody`s or if not rated, has been determined to be of comparable quality under procedures adopted and approved by the Fund`s Board of Directors.
and g) certain common money market instruments which when purchased are rated A-1 by Standard and Poor`s Corporation and/or Prime-1 by Moody`s Investor Services or, if not rated, has been determined to be of comparable high quality under procedures adopted and approved by the Fund`s Board of Directors.. All the above eligible investment must have original maturities or remaining maturities of 397 days or less.
In addition, the Fund will maintain a dollar weighted average maturity of 90 days or less.


          The main risk factor in Fund One`s performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events. The Fund One`s total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One`s emphasis on income does not mean Fund One invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, the Fund`s net asset value (NAV) ,like bond and note prices rise when interest rates fall and fall when interest rates rise Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, in the Fund`s portfolio, the greater the impact a change in interest rates is likely to have on the Fund`s net asset value (NAV).


          Debt securities are also subject to credit risk. Credit risk is the risk that the issuer of a debt security might not make interest and principal payments on the security as they become due. Securities directly issued by the U.S. Treasury and certain U.S. government agencies that are backed by the full faith and credit of the U.S. government have little credit risk. Securities issued by other agencies of the U.S. government generally have low credit risks.







          An additional risk factor in the Fund One`s performance is prepayment risk. Many types of debt securities, including mortgage securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security`s maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment. The risk of lower interest rates on reinvestments of prepayment amounts will also result.


             These risk factors may adversely effect Fund One`s net asset value, yield, total return and loss of money in an investment in the Fund may result.

             The main risk factor in the Liquidity Fund`s performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio maturity may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund`s income performance.

             An additional risk factor in the Liquidity Fund`s performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund`s investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.


         (c)(1) The restrictions and investment policies of the Registrant for Fund One and Liquidity Fund are described as follows:


         (i) The Registrant does not have any authority to issue any securities, including senior securities, other than the shares of beneficial interest which will be sold to eligible investors pursuant to the Registrant`s Charter.



         (ii) The Registrant may borrow money under its Charter, provided that the term of such borrowing may not be in excess of three business days. This authority is designed to meet short-term liquidity needs of the Registrant which might otherwise require liquidation of portfolio assets. Any such borrowing, including reverse repurchase agreements, would be limited to borrowing allowable under Section 18 of the 1940 Act and applicable regulations promulgated thereunder.



     (iii) The Registrant has no power under its Charter to underwrite securities of other issuers, or to acquire securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public.

         (iv) The Registrant`s Charter provides that no more than 5% of the Registrant`s assets may be invested in the securities of any one issuer except for: (1) direct obligations of the United States; (2) obligations unconditionally guaranteed by the United States; (3) obligations of, or instruments issued by and fully guaranteed by, the Federal National Mortgage Association; (4) debentures, bonds or other obligations issued by a Federal Home Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act; (5) debentures issued by the central bank for co-operatives, or consolidated debentures issued by said central bank and the 12 regional banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto; (6) collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act; (7) farm loan bonds issued by and federal loan bank representing domestic farm labor housing loans authorized by
Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961.



         Fund One`s investment policy restricts it from investing more than 25% of its assets in the securities of any particular industry other than U.S. Government or Federal agency securities.


        The Liquidity Fund may invest more than 25% of its assets in the banking industry through certificates of deposit and Federal funds sold in the ordinary course of its business. However, the Fund will not invest more than 35% of the Fund`s assets in that industry. The Fund will not concentrate its investments in any other industry other than banking.


         The Registrant is not authorized to, and does not, invest in shares of common or preferred stock or in foreign investments of any kind in either Fund One or Liquidity Fund.


         (v) The Registrant`s Charter allows the Registrant to make and acquire certain real estate mortgage loans. The Registrant does not currently intend to exercise such power. The Registrant is authorized to acquire by foreclosure or otherwise and hold real estate for sale, or other disposal, incidental or necessary to the collection or servicing of said real estate mortgage loans, if any







         The Registrant has no power under its Charter to engage in the purchase or sale of commodities or commodity contracts.


         (vi) Other than the securities which are of the nature excepted from Item 13 (b) (8) of Form N-1A, the Registrant does not make loans to other persons, except that the Registrant may make short-term loans of portfolio securities to broker/dealers collateralized by securities received from such broker/dealers of like quality and value of which the Registrant will take possession.

         (vii) Fundamental investment policies and restrictions of the Registrant for Fund One and Liquidity Fund, followed in connection with the Registrant`s operations, are described under Items 4 (a) of Part A of the Registration Statement of which this Statement of Additional Information is a part. The Registrant does not treat any other policy as a matter of ``fundamental policy`` pursuant to Section 8(b) (3) of the 1940 Act.

         The Registrant does not have any significant investment policies other than as described above and in Item 4 of Part A of the Registration Statement of which this Statement of Additional
Information is a part.


         The Board of Directors of the Corporation has investment discretion with regard to Fund One assets.


         (d)  Not applicable

         (e) Fund One`s portfolio turnover ratio was 102.2% for 2003, compared to its portfolio turnover ratio of 80.3% for 2002.As the short term interest rates declined since January 2001, the securities in the portfolio were called at an accelerated rate, resulting in the larger than normal turnover ratio in the portfolio for years 2001, 2002, and 2003. The turnover ratio in 2002 and 2003 however, were less than 2001 turnover ratio of 120.1% due to the Fund`s strategy of investing in securities with one-time call protection of longer duration and avoidance of securities with continuous or quarterly call provisions.




 Item 13  Management of The Fund

   (a)

   (1)             (2) & (3)       (4)            (5)        (6)

                  Position(s)
   Name, Age      Held with      Principal     Number of    Other
   And Address    Registrant     Occupation(s) Portfolios   Director-
                     and         during past   in Fund      ships of
                  Term of Office 5 years       Complex      Public
                  And Length of                Overseen by  Companies
                  Time Served                  Director     Held

William F.
Casey, Jr.,59     President      President        2         None
75 Park Plaza     (since April   and Treasurer
Boston, MA        1 2000 )Exec-   of the Co-
02116-3934        utive Vice     operative
                  President      Central Bank
                  prior thereto  Boston,
                                 Massachusetts
                    yearly       (since April
                  since 1985     1, 2000)
                                 Executive Vice
                                 President and
                                 Treasurer
                                 of The
                                 Co-operative
                                 Central Bank,
                                 prior thereto

Susan L.
Ellis,55        Vice President   Vice President    2       None
75 Park Plaza   and Treasurer    of The
Boston, MA                       Co-operative
02116-3934         yearly        Central Bank
                 since 1985      Boston
                                 Massachusetts,



Annemarie
Lee,45         Vice President   Assistant Vice     2        None
75 Park Plaza  and Clerk of     President  of
Boston, MA     the Corporation  The Co-operative
02116-3934     (since June 19,  Central Bank
               2003); and       Boston,
               Vice President   Massachusetts
               Prior thereto
                  yearly
                since 2003


John R.        Vice President   Vice President     2       None
McSorley,61                     of R. Seelaus & Co.,
75 Park Plaza                   Inc. Boston,
Boston, MA        yearly        Massachusetts
02116-3934      since 2003     (2002-2003); Vice
                                President of Paine
                                Webber, Inc. Boston
                                Massachusetts (1997-2000)





Item 13  Management of The Fund

   (a)

   (1)             (2) & (3)       (4)            (5)       (6)

                  Position(s)
   Name, Age      Held with      Principal     Number of    Other
   And Address    Registrant     Occupation(s) Portfolios   Director-
                     and         during past   in Fund      ships of
                  Term of Office 5 years       Complex      Public
                  And Length of                Overseen     Companies
                  Time Served                  by Director  Held




James F
Culhane,73      Director and     Chairman of the  2        None
75 Charles      Chairman of      Board of the
Diersch St.     Board            North Cambridge
E. Weymouth                      Co-operative
MA. 02189       Term:ends 2006   Bank Cambridge,
                since 2000       Massachusetts
                                 (since May 2002)
                                 and President
                                 prior thereto




Alfonso
De Vito,67      Director*        Chairman of the  2        None
26 Rustic St.                    Board of the
Newton,         Term:ends 2006   Village Bank
MA. 02458       since 1999       Newton
                                 Massachusetts



Edward T.
Mulvey,68      Director*         Chairman of      2        None
50 Pond St.                      the Board of
Cohasset,      Term:ends 2005    the Pilgrim
MA. 02081      since 1999        Co-operative
                                 Bank
                                 Cohasset,
                                 Massachusetts












*  Members of the Audit Committee.





Item 13  Management of The Fund


(a)

   (1)                 (2) & (3)       (4)          (5)          (6)

                      Position(s)
   Name, Age          Held with      Principal     Number of    Other
   And Address        Registrant     Occupation(s) Portfolios   Director-
                         and         during past   in Fund      ships of
                      Term of Office 5 years       Complex      Public
                      And Length of                Overseen by  Companies
                      Time Served                  Directors    Held


Harold S.
Otto,53              Director         President of      2       None
44 Laconia                            the Methuen
Circle, North        Term:ends 2005   Co-operative
Andover MA,          since 2002       Bank, Methuen,
01845                                 Massachusetts


John H.
Pearson, Jr.,54      Director and     President        2       None
62 Fairmount         Clerk of the     of Butler
St. Lowell,          Board            Bank, a
MA, 01852                             Co-operative
                     Term:ends 2004   Bank Lowell,
                     since 1998       Massachusetts



Robert W.
Terravecchia, Jr.,39 Director*        President of     2       None
15 Tayla Drive                        the Weymouth
Weymouth MA,         Term ends 2004   Bank Weymouth
02189                since 2003       Weymouth
                                      Massachusetts



Barry H.
Whittaker,50         Director         President       2       None
62 Bolas Rd                           of the
Duxbury MA,          Term:ends 2006   Holbrook
02332                since 2000       Co-operative
                                      Bank Holbrook
                                      Massachusetts


*  Member of the Audit Committee.


                All Board members are independent directors.

                (5) The number of portfolios in the fund complex overseen by the directors above are two (Fund One & Liquidity Fund.)

                (6) There are no other directorships held by the directors listed above.



                 Board of Directors

         (b)(1) The business of the Corporation is conducted by a Board of Directors elected by the Corporation`s Incorporators and the Directors have investment discretion relative to Corporation assets. The Incorporators of the Corporation are the Directors of the Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts`s co-operative banks.

         (b)(2)  Audit Committee

(i) The Audit Committee is appointed by the Board of Directors of the Bank Investment Fund (the ``Registrant``) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

       monitor the integrity of the Registrant`s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

       monitor the independence and performance of the Registrant`s independent auditors and controller performing independent audit functions ; and provide an avenue of communication among the independent auditors, management, the controller and the Board of Directors.

       The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to the independent auditors as well as anyone in the company.

              (ii) There are three directors that serve on the Audit
Committee: Mr. Alfonso De Vito , Mr. Edward T. Mulvey. and Mr. Robert W. Terravecchia, Jr. Mr. Robert W. Terravecchia, Jr. , an independent director, has been determined by the Board of Directors to be the Audit Committee financial expert. Mr. Terravecchia is both an attorney and certified public accountant. In Massachusetts

              (iii) The Audit Committee met four times in 2003 and is scheduled to meet quarterly in 2004. The Audit Committee met with the independent auditors prior to and following the 2003 annual audit. The Audit Committee also met with the controller three times in 2003 to review the report of internal audit activities. The Audit Committee is scheduled to meet at least quarterly with the controller to review internal audit activities in 2004.

              (iv) Not Applicable

         (b)(3) thru (b) (10) Not Applicable


      Compensation

         (c) The following table sets forth, for each of the three highest paid officers and directors of the Registrant whose total direct or indirect remuneration from the Registrant exceeded $60,000 and for all directors and officers of the Registrant as a group, all direct and indirect remuneration paid or accrued by the Registrant for services in all capacities during the year ended December 31, 2003.


     (1)               (2)and(5)            (3)             (4)
Name of Person,      Aggregate        Pension or       Estimated
Position             Compensation     Retirement       Annual
                     From Registrant  Benefits Accrued Benefits
                     (1)              As Part of       Upon(2)
                                      Fund Expenses    Retirement
?????????????????????????????????????????????????????????????????
James F. Culhane
Director                     4,000             0                0


Alfonso De Vito
Director                     4,800             0                0


Edward T. Mulvey
Director                     4,800             0                0


Harold S. Otto
Director                     4,000             0                0


John H. Pearson, Jr.
Director                     4,000             0                0


Robert W. Terravecchia, Jr.
Director                     3,400             0                0


Barry H. Whittaker.
Director                     4,000             0                0


William F. Casey, Jr.
President                        0             0          117,564


Susan L. Ellis
Vice President              90,800         5,080          128,930
Treasurer







John R. McSorley
Vice President             85,000              0                0


Officers and             $238,063        $10,406         $488,526
 Directors
 as a Group
 (twelve
 persons
 including
 the above)


__________________________

(1) Includes Directors fees; does not include health and hospitalization insurance benefits provided to all salaried employees of the Registrant pursuant to plans which do not discriminate in favor of officers and directors; Does not include remuneration paid by the Co-operative Central Bank for services provided to such Bank.



(2) Includes all estimated benefits accrued with respect to the Co-operative Banks Employees` Retirement Association (the retirement association for the Central Bank, the Registrant, Massachusetts co-operative banks, and certain other institutions), whether attributable to the Central Bank or the Registrant.

_______________________________

         (d)  Not Applicable

     Code of Ethics

         (e) This policy establishes the standards of ethical business behavior and personal conduct for the members of the Board of Directors, officers and employees of the Bank Investment Fund (the ``Corporation``) in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.




             Access persons are restricted from making any purchases or sales of securities on the approved securities list (restricted transaction securities) within 15 days following the initial approved listing or within 15 days following the purchase or sale of such listed security by the Corporation. Access persons should also seek to avoid purchases and sales of such securities within 15 days prior to any purchases and sales of such securities by the Corporation. Access persons are encouraged to contact the review officer for pre-approval of any individual proposed purchases and sales of such securities.



Item 14.   Control Persons and Principal Holders of Securities


         (a) No person is in a control relationship with the Registrant.


         (b) As of February 29, 2004 the following six (6) investors of Fund One and three investors of Liquidity Fund owned of record 5% or more of the shares of beneficial interest. The shares of beneficial interest do not provide the holders of such shares with any voting rights.

                                              % of ownership,
                                              both beneficially
                         Holder                 and of record

Fund One

         Lowell Five Cents Savings Bank
         Lowell, Massachusetts                          8.95%

         Bank of Canton
         Canton, Massachusetts                          8.72%

         Pentucket Bank
         Haverhill, Massachusetts                       6.34%

         Co-operative Central Bank
         Boston, Massachusetts                          6.20%

         North Cambridge Co-operative Bank
         Cambridge, Massachusetts                       6.18%

         North Brookfield Savings Bank
         North Brookfield, Massachusetts                5.09%


Liquidity Fund

         Institution for Savings
         Newburyport, Massachusetts                    12.62%

         First Trade Union Bank
         Boston, Massachusetts                          6.39%

         Easthampton Savings Bank
         Easthampton, Massachusetts                     6.00%



      (c) The directors and officers of the Registrant are not eligible to hold the equity securities of the Registrant; the Registrant`s Charter limits its eligible shareholders to certain Massachusetts`s banks and certain other institutions. The directors are also directors and/or officers of co-operative banks which own beneficial interests in shares of the Funds.



Item 15.  Investment Advisory and Other Services

         (a)-(f) The Registrant does not currently utilize the services of any investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, subject to authority delegated by the Registrant`s Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant`s Board of Directors, the use of such services would improve the Funds` performance. No person other than a director, officer or employee of the Registrant furnishes advice to the Registrant with respect to investments.

         (g ) See Item 8(b) of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the Plan adopted by the Registrant pursuant to which it will incur expenses related to the distribution of each series of Shares. The expenditures to be made pursuant to the Plan may not exceed an amount calculated at the rate of .12% per annum of the average daily net assets of each of the Funds with respect to direct expenses and of both of the Funds with respect to indirect expenses.


         (1)  The Registrant spent $156,672 ($46,214
              Fund One and $110,459 Liquidity Fund) in the year ended December 31, 2003 for the following activities indicated under the Plan:

                    (i)  $3,741 and $9,618 for advertising in
                    trade journals and similar publications for Fund One and Liquidity Fund which the Registrant determines are likely to be read by representatives of eligible investors;

                    (ii)  $5,459 and $5,491 for printing and
                    mailing the offering materials for Fund
                    One and Liquidity Fund to eligible
                    investors which are not currently owners of shares of such Funds;

                    (iii, iv & vi) No amounts were spent for the activities described in Item 15(g)(iii) and
                    (iv) of the instructions to Form N-lA; and

                    (v)  $17,973 and $46,216 for compensation,
                    payroll taxes and benefits to officer
                    responsible for sales and customer service;

                    (vii-a) $5,069 and $13,033 for sponsorship of annual subscriptions on behalf of participating investors to IDC Financial
                    Publishing, Inc.;

                    (vii-b) $11,112 and $28,573 for other
                    promotional material;




                    (vii-c) $1,270 and $3,267 for sponsorship of and/or attendance at conferences and conventions of banking and other groups including eligible investors as members or participants; and

                    (vii-d) $1,590 and $4,261 for other related expenses (telephone, travel, etc.).

         (2) and (3) Not Applicable

         (4) Because more than one fund will be operated by the Corporation, operating expenses and expenses incurred pursuant to the Plan related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

         (5) No interested person of the Registrant or director of the Registrant who is not an interested person of the Registrant has or will have any direct or indirect financial interest in the operation of the Plan, except that compensation, payroll taxes and other benefits to an officer responsible for sales and customer service are deemed by the Registrant to be expenses related to the distribution of the Registrant`s shares and counted toward the limits of the Plan.

         (6) The Registrant is required by applicable state statute to distribute offering materials and periodic reports to all entities which are eligible investors of the Funds. The Registrant believes that the investors in the Funds will benefit from expenditures made to ensure that the Funds are operated in accordance with applicable state law and from the spread of the Funds, operating expenses over a larger pool of Fund assets resulting from increased subscriptions to the Funds.

     (h) (1), (2) and (4) Not Applicable

     (h) (3) The portfolio securities of the Registrant are held by a commercial bank pursuant to a custodian agreement.

         The Registrant`s custodian is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110. This custodian holds cash and investments, other than Federal funds sold, and investments held under custody include certificates of deposit. The Fund maintains Federal funds sold balances with qualified national banks located in Massachusetts and Massachusetts state chartered banks, including State Street Bank and Trust Company. While the banks utilized have been determined by the officers and directors of the Fund to qualify as custodian banks themselves, the Fund acts as self custodian for Federal funds sold.

         The Registrant`s independent public accountant is Parent, McLaughlin & Nangle, Certified Public Accountants, Inc., 70 Federal Street, Boston, Massachusetts 02110. This firm functions as the Registrant`s auditors in the preparation of annual financial statements required by federal and state law, and provides general accounting services to the Registrant.

         The Registrant has also made arrangements with Parent McLaughlin and Nangle for the audit scope to include the confirmation of its federal funds sold position at least three times during the fiscal year, at least two of which shall be chosen by such accountants without prior notice to the Fund, in accordance with paragraph (f) of Rule 17f-2.

Item 16  Brokerage Allocation

         (a) Transactions in portfolio securities are effected, by or through broker/dealers chosen by the Registrant.
Securities are received, delivered or exchanged by the Registrant`s custodian bank in connection with such transactions upon written instructions received from such brokers or representatives of the Registrant. The Registrant has to date purchased and sold securities at prices reflecting broker/dealer markup for which no separate commission has been paid. Information regarding the amount of broker/dealer markups are not provided by broker/dealers and it is not possible to calculate the aggregate amount of such markups; however, the Registrant monitors securities prices available from a number of broker/dealers to ensure that competitive prices for securities purchases are obtained.


      (b)  Not applicable

      (c) The Registrant selects broker/dealers on the basis of prior securities trading experience of the Registrant`s management with various broker/dealers and monitors the reliability and quality of their trading executions to ensure that services rendered are comparable, and that securities prices paid and commissions paid, if any, are competitive, with those of other qualified broker/dealers.

         (d)  Not applicable

         (e)  Not applicable




Item 17  Capital Stock and Other Securities

         (a) (1) Section 3 of the Registrant`s Charter provides that the Registrant will have no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest without par value divided into Fund One(Series 1) shares and Liquidity Fund (Series 2) shares. Such shares are referred to as the Registrant`s shares.



             (2)(i) Fund shares may not be transferred by banks holding such shares to any persons other than an eligible bank (except that the shares may be pledged to such other persons or they may be transferred to The Co-operative Central Bank, hereinafter the ``Central Bank``). If the Fund shares are acquired by any other persons by operation of law or by foreclosure upon the pledge of such shares (or through transfer, in the case of the Central Bank), the Corporation must offer to repurchase the shares from such person at net asset value of the shares. If such offer is refused, no dividend may be paid by the Corporation or Fund on such shares, and the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Corporation or Fund is limited to the net asset value of the shares on the date of the Corporation`s offer.

         (ii) In the event of any transfer, it is extremely important to notify the Corporation immediately of any purchase, sale or transfer of Fund shares not made through the Corporation or its transfer agent. Immediate notification should be furnished to the Corporation by telephone, with written notification as a follow-up thereto. Prompt notification is essential to avoid any delay in redemption offer and loss of earnings. Please remember that a statutory restriction exists on the Corporation and it would be unable to pay a dividend to an ineligible holder after expiry of the 30-day repurchase period which is statutorily available following such transfer. The Registrant is not aware any material obligation or potential liabilities associated with owning The Fund shares beyond the investment risks that were discussed in Item 4(c) of Part A of the Registration Statement of which the statement of Additional Information is a part.

         (iii)  The declaration of dividends is in the
discretion of the Registrant`s Board of Directors, subject to certain limitations specified in the Registrant`s Charter.

         (iv)  For the reasons stated in the response to Item
6, ``Capital Stock and other Surplus,`` of Part A of the
Registration Statement of which this Statement of Additional
Information is a part, there are no securities of the Registrant having voting rights.

         (v) All shares if each series of the Registrant s shares have equal rights upon any liquidation to the assets of the Fund for which such series of shares was issued.

         (vi) Holders of the Registrant`s shares do not have pre-emptive rights

         (vii) Holders of the Registrant`s shares do not have any conversion rights.

         (viii)  (F) See Item 7 (c), ``Redemption of
Repurchase,`` of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the redemption provisions applicable to the Registrant`s shares.

         (ix) There are no sinking fund provisions applicable to the Registrant`s shares.

         (x) Holders of the Registrant`s shares have no liability to further calls or to assessments by the Registrant.

         (b)  Not applicable



Item 18  Purchase, Redemption and Pricing of Shares

         (a)  See Item 7 (b) of Part A of the Registration
Statement of which this Statement of Additional Information is a part as to the manner in which the Registrant`s shares are offered to eligible investors.


         (b)  Not applicable



         (c) The Registrant`s shares are offered and sold pursuant to a private offering to eligible investors. The offering price of the shares of each Fund`s series is the net asset value per share of that Fund`s shares as of the date of purchase of such shares. The net asset value per share for each series of the Registrant`s shares is determined by the Registrant as of the close of trading on the New York Stock Exchange
(currently 4:00 p.m. Eastern Standard Time) and on days when the New York Stock Exchange is open for business. The net assets value per share for each Fund is computed by taking the value of all assets of the applicable Fund, subtracting its liabilities , and dividing by the number of such Fund`s series outstanding.

         With respect to Fund One, investments in United States government and Federal agency debt securities held by the Registrant are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data.

         The Liquidity Fund`s investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. This method of valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which values, as determined by amortized cost, is higher or lower than the price the Liquidity Fund would receive if it sold the instrument.


         The valuation of portfolio instruments based upon their amortized cost and the maintenance of the Liquidity
Fund`s per share net asset value of $1,000 is permitted in accordance with Rule 2a-7 of the 1940 Act, subject to the adherence by the Liquidity Fund to certain conditions. The Liquidity Fund must (I) maintain a dollar-weighted average maturity of 90 days or less, (ii) purchase only instruments having remaining maturities of one year or less, and (iii) invest only in securities determined by the Registrant`s Board of Directors to present minimal credit risks and which are of high quality as determined by a major rating service, or, in the case of any instrument which is not rated, which are of comparable quality as determined by the Registrant`s Board of Directors.
The Board of Directors has established procedures designed to stabilize the Liquidity Fund`s net asset value per share at $1,000. Such procedures will include review of the Liquidity Fund`s investments by the Board of Directors, at such intervals as they may deem appropriate, to determine whether the Liquidity Fund`s net asset value calculated by using available, market quotations deviates from $1,000 per share and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing shareholders. In the event the Board of Directors determines that such a deviation exists, it will take such corrective action as it regards as necessary and appropriate, including (i) the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, (ii) withholding dividends, or (iii) establishing a net asset value per share by using available market quotations.



         The information requested in Instructions 2 and 3 of
Item 18 are not applicable to either of the Registrant`s Funds.
A specimen price make up sheet, as requested by Instruction 4, is furnished as part of Exhibit 19.


         (d) The Registrant has not received an order of exemption from Section 18(f) of the 1940 Act from the Commission nor filed a notice of election pursuant to Rule 18f-1.


Item 19  Taxation of the Fund

         See discussion under Item 7(c) of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 20  Underwriters

         Not Applicable


Item 21  Calculations of Performance Data

         (a) (1) Yield. The yield for the Liquidity Fund for the seven-day period ended December 31, 2003 was .96%. Yield is calculated based on the 7-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (a) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16







         (b) (1) Total Return. The total return for Fund One for the year ended December 31, 2003 was 1.58%; total return for the five years ended December 31, 2003 was 4.70%; Total return for the ten years ended December 31, 2003 was 5.10%.




       Fund One`s total return for each of the foregoing periods was computed by finding, through the use of the formula prescribed by Item 21 (b) (1) of Form N-1A, the average annual compounded rates of return over the period that equates an assumed $1,000 invested to the value of the investment at the end of the period. For purposes of computing total return, income dividends and capital gains distributions paid on shares of Fund One are assumed to have been reinvested when received. A schedule of the computation of total return is furnished as part of Exhibit 16

         (b) (2) Yield. The yield for Fund One for the thirty-day period ended December 31, 2003 was 2.14%. Yield is calculated based on the 30-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (b) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16

Item 22  Financial Statements

         Financial Statements of Fund One of the Registrant for the year ended December 31, 2003 and the report of the Registrant`s independent certified public accountants thereon for the year ended December 31, 2003 are included herewith.
Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 2003 and the report of the Registrant`s independent certified public accountants thereon for the year ended December 31, 2003 are also included herewith.






BANK INVESTMENT FUND  FUND ONE
(Series 1)

FINANCIAL STATEMENTS

For the year ended December 31, 2003





                        BANK INVESTMENT FUND-FUND ONE

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 2003


ASSETS:
  INVESTMENTS IN SECURITIES, at value
   (Identified cost $86,040,765)                                                 $ 86,198,880

  REPURCHASE AGREEMENTS                                                             3,225,000

  INTEREST RECEIVABLE                                                                 690,242

  OTHER ASSETS                                                                         15,475

  CASH                                                                                 35,910
                                                                                 ------------

    TOTAL ASSETS                                                                   90,165,507
                                                                                 ------------

LIABILITIES:
  DIVIDENDS PAYABLE                                                                   127,217

  ACCRUED EXPENSES                                                                    103,329
                                                                                 ------------

    TOTAL LIABILITIES                                                                 230,546
                                                                                 ------------

NET ASSETS: (Equivalent to $992.2726 per share based on 90,635.3360 shares of
 beneficial interest outstanding)                                                $ 89,934,961
                                                                                 ============

REPRESENTED BY:
  Paid-in Capital                                                                $106,855,227
  Accumulated net losses on investments                                           (17,078,381)
  Unrealized appreciation of investments-net                                          158,115
                                                                                 ------------

    TOTAL NET ASSETS                                                             $ 89,934,961
                                                                                 ============

                     See notes to financial statements.

                        BANK INVESTMENT FUND-FUND ONE

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 2003


INVESTMENT INCOME:                                                             $4,487,533

EXPENSES:
  Compensation, payroll taxes and benefits-officers                 $70,028
  Compensation, payroll taxes and benefits-other                     52,829
  Distribution expenses                                              46,214
  Occupancy                                                          41,500
  Professional fees                                                  27,200
  Equipment and data processing                                      14,200
  Other expenses                                                     11,120
  Meetings and travel                                                 9,300
  Other bank fees                                                     8,300
  Directors` fees                                                     8,300
  Insurance expense                                                   7,100
  Shareholder reports                                                 5,459
  Postage and telephone                                               5,200
  Stationary and supplies                                             2,000
                                                                    -------
      TOTAL EXPENSES                                                              308,750
                                                                               ----------
      INVESTMENT INCOME-NET                                                     4,178,783
                                                                               ----------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS:
  Net realized gain on investments                                                121,729
  Change in net unrealized appreciation on investment securities               (1,786,666)
      Net realized and unrealized loss on investments                          ----------
                                                                               (1,664,937)
                                                                               ----------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                                                    $2,513,846
                                                                               ==========


                     See notes to financial statements.

                        BANK INVESTMENT FUND-FUND ONE

                     STATEMENT OF CHANGES IN NET ASSETS


                                                                Year Ended December 31,
                                                            -------------------------------
                                                                 2003              2002
                                                                 ----              ----

INCREASE IN NET ASSETS FROM OPERATIONS:
  Investment income-net                                     $   4,178,783     $   4,902,604
  Net realized gain on investments                                121,729            48,195
  Unrealized appreciation (depreciation)-net                   (1,786,666)          421,911
                                                            -------------     -------------

    Net increase in net assets resulting from operations        2,513,846         5,372,710

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                                        (4,178,783)       (4,902,604)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST-NET
 INCREASE (DECREASE)                                         (123,092,432)      105,132,797
                                                            -------------     -------------


    TOTAL INCREASE (DECREASE) IN NET ASSETS                  (124,757,369)      105,602,903

NET ASSETS:
  Beginning of year                                           214,692,330       109,089,427
                                                            -------------     -------------

  End of year                                               $  89,934,961     $ 214,692,330
                                                            =============     =============

                     See notes to financial statements.

                        BANK INVESTMENT FUND-FUND ONE

                          PORTFOLIO OF INVESTMENTS
                              December 31, 2003

Obligations of the U.S. Treasury-4.4%


                                 Par        Coupon       Maturity Date         Value
                                 ---        ------       -------------         -----

U.S Treasury Notes           $ 4,000,000    1.625%         09/30/05         $ 3,998,125
                             -----------                                    -----------
                                                      (Cost $ 3,992,592)

Obligations of Federal Agencies-86.8%

Federal Home Loan Bank       $ 2,000,000    4.00%          12/08/04         $ 2,050,000
                               5,000,000    4.125          01/14/05           5,139,062
                               4,000,000    2.01           06/24/05*          4,008,546
                               2,000,000    5.65           02/23/06*          2,012,925
                               4,000,000    2.04           03/03/06*          3,989,410
                               4,000,000    2.125          03/17/06*          3,992,727
                               3,000,000    1.875          06/15/06           2,968,594
                               4,000,000    2.00           07/10/06*          3,959,349
                               4,000,000    2.00           07/14/06*          3,958,959
                               4,000,000    2.075          07/28/06*          3,962,458
                               4,000,000    3.20           10/04/06*          4,046,817
                               4,000,000    2.25           01/29/07*          3,935,457
                               4,000,000    2.66           02/13/07*          3,980,197
                               4,000,000    2.50           04/30/07*          3,972,500
                             -----------                                    -----------
                             $52,000,000              (Cost $51,968,319)    $51,977,001
                             -----------                                    -----------

Federal Home Loan Mortgage
 Corporation                 $ 5,000,000    3.875%         02/15/05         $ 5,134,375
                               4,000,000    2.00           12/19/05*          3,991,250
                               4,000,000    2.08           05/26/06*          3,978,510
                               4,000,000    2.15           06/02/06*          3,981,953
                               4,000,000    2.70           10/02/06*          4,008,689
                             -----------                                    -----------
                             $21,000,000              (Cost $20,980,306)    $21,094,777
                             -----------                                    -----------

--------------------
*     May be subject to call by issuer prior to maturity date.

                     See notes to financial statements.

                        BANK INVESTMENT FUND-FUND ONE

                          PORTFOLIO OF INVESTMENTS
                              December 31, 2003

Obligations of Federal Agencies-86.8% (continued)


                                 Par        Coupon       Maturity Date         Value
                                 ---        ------       -------------         -----



Federal National Mortgage
 Association                 $ 2,000,000    3.09%          09/09/05*        $ 2,025,227
                               3,000,000    2.625          11/15/06           3,003,750
                             -----------                                    -----------
                             $ 5,000,000              (Cost $ 4,999,548)    $ 5,028,977
                             -----------                                    -----------

Total Federal Agencies
 Obligations                                          (Cost $77,948,173)    $78,100,755

Certificates of Deposit-4.6%
NCB, FSB                     $ 2,000,000    1.40%          01/28/04         $ 2,000,000
NCB, FSB                         100,000    1.75           08/10/04             100,000
NCB, FSB                       2,000,000    2.55           08/27/04           2,000,000
                             -----------                                    -----------
                             $ 4,100,000              (Cost $ 4,100,000)    $ 4,100,000
                             -----------                                    -----------

Repurchase Agreement-3.6%

$3,225,000                   Repurchase Agreement dated December 31, 2003 with
                             Morgan Stanley Dean Witter, Inc. due January 2, 2004

                             with respect to $3,290,461 U.S. Treasury Note 2.00% due
                             November 30, 2004-maturity value $3,225,182.75 for
                             an effective yield of 1.02%.

                                                      (Cost $ 3,225,000)    $ 3,225,000
                                                                            -----------
Total Investments-99.4%                               (Cost $89,265,765)    $89,423,880
                                                                            -----------
Assets in excess of other liabilities-0.6%                                      511,081
                                                                            -----------
Net assets-100%                                                             $89,934,961
                                                                            ===========

--------------------
*     May be subject to call by issuer prior to maturity date.

                     See notes to financial statements.

                        BANK INVESTMENT FUND-FUND ONE

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization:

      The Bank Investment Fund (the ``Corporation``) was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under its chartered name ``Co-operative Bank Investment Fund`` and does business under the name ``Bank Investment Fund.`` The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual investment funds derived from the voluntary subscriptions made by eligible investors.

      Fund One (the ``Fund``) is a no-load, diversified, open-end investment fund. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and
Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts, the National Cooperative Bank, and directly or indirectly wholly-owned subsidiaries of such institutions.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund`s financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

                        BANK INVESTMENT FUND-FUND ONE

NOTE 2. Significant Accounting Policies (continued):

Investment security valuation:

      U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). In computing net investment income prior to January 1, 1997, the Fund did not amortize premiums or accrete discounts on fixed income securities in the portfolio, except those original issue discounts for which amortization is required for federal income tax purposes. Since January 1, 1997, the Fund amortizes premiums or accretes discounts on related fixed income securities, which change had an immaterial effect on investment income. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method. Additionally, with respect to market discount on bonds issued after July 18, 1984, a portion of any capital gain realized upon disposition may be recharacterized as taxable ordinary income in accordance with the provisions of the 1984 Tax Reform Act. Realized gains and losses on security transactions are determined on the identified cost method.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank`s vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement`s underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation`s policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. The Fund realized a tax basis gain of $147,830 during 2003, which was applied towards the available capital loss carryforward, resulting in a remaining capital loss carryforward of ($22,448) at December 31, 2003. Such capital loss carryforward will reduce the Fund`s taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income tax. Such capital loss carryforward will expire at December 31, 2008.

                        BANK INVESTMENT FUND-FUND ONE

NOTE 2. Significant Accounting Policies (continued):

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of otherwise taxable realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder`s option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by adding the appraised value of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding.

NOTE 3. Security Transactions:

      The cost of securities purchased and the proceeds from the sales of securities, all of which were Obligations of U.S. Treasuries Federal Agencies and certificates of deposit, (excluding short-term investments) aggregated $132,858,426 and $190,128,820, respectively for the year ended December 31, 2003. As of December 31, 2003, unrealized appreciation of investments was $158,115; accumulated net realized loss on investment transactions totaled ($17,078,381).

NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the ``Plan``), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund`s average daily net assets. The Fund paid or accrued $46,214 (.03% of average net assets) pursuant to this Plan for the year ended December 31, 2003.

                        BANK INVESTMENT FUND-FUND ONE

NOTE 5. Pension Plans:


      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee`s salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund`s contributions to these multi-employer plans for the year ended December 31, 2003 were $14,777.

NOTE 6. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share). As of December 31, 2003 capital paid-in aggregate was $106,855,227.

      Transactions in shares of beneficial interest are summarized as follows:


                                                 Year Ended                       Year Ended
                                              December 31, 2003                December 31, 2002
                                       ------------------------------    ----------------------------
                                          Shares           Amount           Shares          Amount
                                       -------------    -------------    ------------    ------------

Sold                                     74,508.0791    $  74,259,582    210,979.8663    $210,504,000
Issued in reinvestment of dividends       1,564.0312        1,557,657      1,876.7136       1,871,722
                                       -------------    -------------    ------------    ------------
                                         76,072.1103       75,817,239    212,856.5799     212,375,722
Redeemed                                200,027.2810      198,909,671    107,563.7839     107,242,925
                                       -------------    -------------    ------------    ------------
Net increase (decrease)                (123,955.1707)   $(123,092,432)   105,292.7960    $105,132,797
                                       =============    =============    ============    ============

NOTE 7. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund reimburses The Co-operative Central Bank and receives reimbursement from the Bank Investment Fund-Liquidity Fund for its proportionate share of expense items used in common. All fees and expenses for the Fund are estimated and accrued daily. Actual operating expenses for the year ended December 31, 2003 was .18% of average net assets. As reimbursement of allocated expenses, operating expenses paid to The Central Bank for the year ended December 31, 2003 was $44,600. The Fund accrued or received from the Bank Investment Fund-Liquidity Fund for the year ended December 31, 2003 the amount of $261,300.


















BANK INVESTMENT FUND LIQUIDITY FUND
(Series 2)

FINANCIAL STATEMENTS

For the year ended December 31, 2003









                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 2003


ASSETS:
  INVESTMENTS, at cost which approximates value                                  $198,966,696

  REPURCHASE AGREEMENTS                                                           200,600,000

  INTEREST RECEIVABLE                                                               1,479,834

  CASH                                                                                433,243
                                                                                 ------------

    TOTAL ASSETS                                                                  401,479,773
                                                                                 ------------

LIABILITIES:
  DIVIDENDS PAYABLE                                                                   143,263

  ACCRUED EXPENSES                                                                    143,424
                                                                                 ------------

    TOTAL LIABILITIES                                                                 286,687
                                                                                 ------------


NET ASSETS: (Equivalent to $1,000 per share based on 401,193.0860 shares of
 beneficial interest outstanding)                                                $401,193,086
                                                                                 ============

REPRESENTED BY:
  Paid-in Capital                                                                $401,193,086
                                                                                 ============

                     See notes to financial statements.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 2003


INVESTMENT INCOME:                                                              $8,299,792

EXPENSES:
  Compensation, payroll taxes and benefits-officers                 $182,191
  Compensation, payroll taxes and benefits-other                     137,443
  Distribution expenses                                              110,459
  Occupancy                                                          106,594
  Other bank fees                                                     74,980
  Professional fees                                                   41,167
  Equipment and data processing                                       36,575
  Other expenses                                                      31,008
  Meetings and travel                                                 23,928
  Directors` fees                                                     21,700
  Insurance expense                                                   18,356
  Postage and telephone                                               13,077
  Shareholder reports                                                  5,491
  Stationary and supplies                                              5,231
                                                                    --------
      TOTAL EXPENSES                                                               808,200
                                                                                ----------
      INVESTMENT INCOME-NET                                                      7,491,592
                                                                                ----------

      NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS                                                               $7,491,592
                                                                                ==========

                     See notes to financial statements.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     STATEMENT OF CHANGES IN NET ASSETS



                                                                Year Ended December 31,
                                                            -------------------------------
                                                                 2003              2002
                                                                 ----              ----

INCREASE IN NET ASSETS FROM OPERATIONS:
  Investment income-net                                     $   7,491,592     $  13,569,253

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                                        (7,491,592)      (13,569,253)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST-
 NET INCREASE     (DECREASE)                                 (407,689,880)      141,461,917
                                                            -------------     -------------

    TOTAL INCREASE (DECREASE) IN NET ASSETS                  (407,689,880)      141,461,917

NET ASSETS:
  Beginning of year                                           808,882,966       667,421,049
                                                            -------------     -------------

  End of year                                               $ 401,193,086     $ 808,882,966
                                                            =============     =============

                     See notes to financial statements.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

                          PORTFOLIO OF INVESTMENTS
                              December 31, 2003

Obligations of the U.S. Treasury-5.0%


                                        Par        Coupon        Maturity Date           Cost
                                        ---        ------        -------------           ----

U.S. Treasury Bills                 $20,000,000    1.04%*         02/19/04           $ 19,971,944
                                    -----------                                      ------------
                                                             (Value $ 19,974,444)

Obligations of Federal Agencies-15.5%

Federal Farm Credit Bank            $10,000,000    1.20%          06/09/04**         $ 10,000,000
                                      5,000,000    1.14           07/29/04**            5,000,000
                                    -----------                                      ------------
                                    $15,000,000              (Value $ 14,998,021)    $ 15,000,000
                                    -----------                                      ------------

Federal Home Loan Bank              $15,000,000    1.02%          07/16/04**         $ 15,000,000
                                      5,000,000    1.15           08/13/04              5,000,000
                                      5,000,000    1.51           11/12/04**            5,000,000
                                      5,000,000    1.50           11/19/04**            5,000,000
                                    -----------                                      ------------
                                    $30,000,000              (Value $ 29,989,744)    $ 30,000,000
                                    -----------                                      ------------

Federal Home Loan Mortgage
 Corporation                        $ 5,000,000    1.30%          11/02/04**         $  5,000,000
                                      5,000,000    1.40           11/12/04**            5,000,000
                                    -----------                                      ------------
                                    $10,000,000              (Value $ 10,000,677)    $ 10,000,000
                                    -----------                                      ------------

Federal National Mortgage
 Association                        $ 2,000,000    5.66%          01/05/04           $  2,001,223
                                      5,000,000    1.20           08/17/04**            5,000,000
                                    -----------                                      ------------
                                    $ 7,000,000              (Value $ 6,999,919)     $  7,001,223
                                    -----------                                      ------------

Total Federal Agencies
 Obligations                                                 (Value $  61,988,361)   $ 62,001,223
                                                                                     ------------

--------------------
*     Annualized yield on date of purchase.
**    May be subject to call by issuer prior to maturity date.

                     See notes to financial statements.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

                              December 31, 2003

Certificates of Deposit-5.5%


                                        Par        Coupon        Maturity Date           Cost
                                        ---        ------        -------------           ----

Bank of Fall River                  $   500,000    1.60%          01/12/04           $    500,000
Fidelity Cooperative Bank               500,000    1.50           01/21/04                500,000
First Trade Union Bank                   90,000    1.49           11/05/04                 90,000
Foxborough Savings Bank                 250,000    1.75           01/12/04                250,000
Lowell Cooperative Bank                 200,000    1.39           02/02/04                200,000
Mechanics Cooperative Bank              500,000    1.98           06/25/04                500,000
Mt. Washington Cooperative Bank         450,000    1.50           01/05/04                450,000
Mt. Washington Cooperative Bank         300,000    1.45           02/23/04                300,000
Mt. Washington Cooperative Bank         600,000    1.40           04/05/04                600,000
NCB, FSB                              2,500,000    1.40           01/13/04              2,500,000
NCB, FSB                              5,000,000    1.30           02/10/04              5,000,000
NCB, FSB                              3,000,000    1.40           03/29/04              3,000,000
NCB, FSB                                100,000    1.50           04/01/04                100,000
NCB, FSB                              3,000,000    1.40           05/10/04              3,000,000
NCB, FSB                              2,000,000    2.55           06/25/04              2,000,000
NCB, FSB                              3,000,000    1.40           07/09/04              3,000,000
                                    -----------                                      ------------
                                    $21,990,000              (Value $ 21,990,000)    $ 21,990,000
                                    -----------                                      ------------

Commercial Paper-2.5%

Metlife, Inc.                       $10,000,000    1.05%*         01/14/04           $  9,995,917
                                    -----------                                      ------------
                                                             (Value $  9,995,956)

Short-Term Corporate Bonds and Notes-16.7%

AIG Funding, Inc.                   $ 5,000,000    5.20%          05/10/04           $  5,072,448
American General Finance Corp.        3,000,000    6.75           11/15/04              3,137,865
Associates Corp. of N.A.              7,080,000    5.80           04/20/04              7,179,547
Merrill Lynch & Co., Inc.             5,000,000    5.70           02/06/04              5,022,832

--------------------
*     Annualized yield on date of purchase.

                     See notes to financial statements.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

                              December 31, 2003

Short-Term Corporate Bonds and Notes-16.7% (continued)


                                        Par        Coupon        Maturity Date           Cost
                                        ---        ------        -------------           ----

Merrill Lynch & Co., Inc.           $ 3,500,000    5.46           05/07/04           $  3,552,732
Merrill Lynch & Co., Inc.             8,568,000    5.35           06/15/04              8,728,420
Morgan Stanley Dean Witter & Co.      8,000,000    5.625          01/20/04              8,018,311
Wal-Mart, Inc.                        9,149,000    6.55           08/10/04              9,444,942
Wells Fargo & Co.                     5,000,000    5.45           05/03/04              5,072,754
Wells Fargo & Co.                    11,612,000    6.625          07/15/04             11,948,959
                                    -----------                                      ------------
                                    $65,909,000              (Value $  67,113,378)   $ 67,178,810
                                    -----------                                      ------------

Federal Funds Sold-4.4%

Citizens Bank                       $ 1,043,737    0.75%          01/02/04           $  1,043,737
Fleet Bank                            2,785,065    0.6875         01/02/04              2,785,065
Peoples Bank                         14,000,000    0.84           01/02/04             14,000,000
                                    -----------                                      ------------
                                    $17,828,802              (Value $  17,828,802)   $ 17,828,802
                                    -----------                                      ------------

                                                             (Value $198,890,941)    $198,966,696
                                                                                     ------------

Repurchase Agreement-50.0%

$200,600,000      Repurchase Agreement dated December 31, 2003 with Morgan
                  Stanley Dean Witter, Inc. due January 2, 2004 with respect to various U.S. Governments ranging from:
                    Par Value       $1,000-$49,092,000-Totaling $330,290,904
                    Rate Range      1.625%-15.00%
                    Maturity Range  01/06/2004-12/01/2033
                  Maturity value of $200,611,367 for an effective yield of 1.02%.

                                                             (Value $200,600,000)    $200,600,000
                                                                                     ------------
Total Investments-99.6%                                      (Value $399,490,941)    $399,566,696
                                                                                     ------------
Other assets in excess of liabilities-0.4%                                              1,626,390
                                                                                     ------------
Net assets-100.0%                                                                    $401,193,086
                                                                                     ============

                     See notes to financial statements.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization:

      The Bank Investment Fund (the ``Corporation``) was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under the chartered name ``Co-operative Bank Investment Fund`` and does business under the name ``Bank Investment Fund.`` The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual funds derived from the voluntary subscriptions made by eligible banks.

      Liquidity Fund (the ``Fund``) is a no-load, diversified, open-end money market fund, which commenced operations on October 12, 1988. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts and the National Cooperative Bank.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund`s financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The Fund`s investment securities are carried at their amortized cost, which does not take into account unrealized appreciation or depreciation. Interest income is accrued on all debt securities on a daily basis and includes accretion of original issue discount. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

NOTE 2. Significant Accounting Policies (continued):

Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank`s vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement`s underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation`s policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required.

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder`s option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Fund has established procedures reasonably designed to stabilize the net asset value per share at $1,000.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

NOTE 3. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended by Chapter 244, Acts of 1986, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share).












      Transactions in shares of beneficial interest are summarized as follows:


                                                  Year Ended                         Year Ended
                                               December 31, 2003                  December 31, 2002
                                       --------------------------------    --------------------------------
                                           Shares            Amount            Shares            Amount
                                       --------------    --------------    --------------    --------------

Sold                                   2,875,965.4073    $2,875,965,407    3,652,512.4085    $3,652,512,408
Issued in reinvestment
 of dividends                              4,827.0807         4,827,081        7,735.3067         7,735,307
                                       --------------    --------------    --------------    --------------
                                       2,880,792.4880     2,880,792,488    3,660,247.7152     3,660,247,715
Redeemed                               3,288,482.3685     3,288,482,368    3,518,785.7977     3,518,785,798
                                       --------------    --------------    --------------    --------------
Net increase (decrease)                 (407,689.8805)   $ (407,689,880)     141,461.9175    $  141,461,917
                                       ==============    ==============    ==============    ==============

NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the ``Plan``), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund`s average daily net assets. The Fund paid or accrued $110,459 (.02% of average net assets) pursuant to this Plan for the year ended December 31, 2003.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee`s salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund`s contributions to these multi-employer plans for the year ended December 31, 2003 was $37,996.

                     BANK INVESTMENT FUND-LIQUIDITY FUND

NOTE 6. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposits insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund paid the Bank Investment Fund-Fund One $261,300 for the year ended December 31, 2003 as a net reimbursement for the proportionate share of expense items used in common by both funds. All fees and expenses for the Fund are estimated and accrued daily. Actual operating expenses for the year ended December 31, 2003 were .12% of average net assets.



                                 PART C

                         OTHER INFORMATION NOT REQUIRED
                               IN PROSPECTUS


Item 23  Exhibits

       (a) Copy of the Registrant`s charter, being Chapter 482 of the Acts of 1984 of the Commonwealth of Massachusetts, as amended by Chapter 244 of the Acts of 1986 of the Commonwealth of Massachusetts and Chapters 277 and 285 of the Acts of 1990 and 1991, respectively, of the Commonwealth of Massachusetts (filed as Exhibit 1 to Amendment 11 of the Registrant`s Registration Statement on Form N-1A, dated March 30, 1992, and incorporated herein by reference) and as further amended by Chapter 147 of the Acts of 1993 of the Commonwealth (filed as Exhibit 1 to Amendment 13 of the Registrant`s Registration Statement on Form N-1A, dated March 25, 1994, and incorporated herein as reference).

       (b) Copy of the By-Laws of the Registrant as amended and restated as of March 20, 1997 ( filed as Exhibit 2 of the Registration Statement on Form N-1A, dated March 31, 1998 and incorporated herein by reference).

       (c)  None

       (d)  None

       (e)  None

       (f) Copy of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program (2003 Restated
As filed with the Internal Revenue Service for determination)dated December 17, 2003 (Exhibit EX.99) An Amendment of the Defined Pension Plan (Plan C) of the Cooperative Banks Employees Retirement Program (2002 Restated-as filed with the Internal Revenue Service for determination dated January 1, 2002) dated December 17, 2003..
A Copy of Defined Pension Plan (Plan C) of the Cooperative Banks Employees Retirement Program (2002 Restated as filed with the
Internal Revenue Service for determination) dated January 1, 2002. (filed as Exhibit 7 to Amendment 22 of the Registrant`s Registration. Statement on Form N-1A, dated March 31, 2003 and incorporated herein by reference).

         (g) Copy of the safekeeping agreements between the Registrant and the State Street Bank and Trust Company dated December 20, 1996. (filed as Exhibit 8 to Amendment 16 of the Registrant`s Registration Statement on Form N-1A, dated March 27, 1997, and incorporated herein by reference).

         (h) None.

         (i) Not applicable.


         (j) Independent Auditor`s Consent (Attachment EX.99)

         (k) Not applicable.

         (l) None.

         (m) Plan of Distribution Pursuant to Rule 12b-1, as amended (filed as Exhibit 15 to Amendment 16 of the Registrant`s
Registration statement in Form N-1A, dated March 27, 1996, and incorporated herein by reference).


         (n)  None.

(p) Code of Ethics Dated September 19, 2002.(filed as Exhibit 18 to Amendment 22 of the Registration Statement in Form N-1A, Dated
March 31, 2003 and incorporated herein by reference)

         Specimen price make up sheet required by Instruction 5 of Item 18(c)(4).(Exhibits 18)

Item 24  Persons Controlled by or Under Common Control with registrant

         Not applicable

Item 25  Indemnification

         Section 1 of Article XII of the Registrant`s By-Laws provides that the Registrant shall indemnify each officer and director of the corporation against all expenses incurred by such officer or director in connection with any proceeding in which he or she is involved as a result of (a) serving or having served as an officer of director of the corporation; (b) serving or having served as a director, officer or employee of any wholly-owned subsidiary, or (c) serving or having served any other corporation, organization, partnership, joint venture, trust or other entity a the request or direction of the corporation.

         No indemnification shall be provided to an officer or director with respect to a matter as to which such person shall not have acted in good faith and with the reasonable belief that his or her action was in the best interest of the corporation. The registrant may purchase and maintain insurance to protect itself and any officer or director against liability of any character asserted against and incurred by the Registrant or any such officer or director, or arising out of any such status, whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the By-laws, except such person shall not be insured in the event of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person`s office.


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26  Business and Other Connection of Investment Advisor

         Not applicable, as the Registrant does not currently contemplate the utilization of the services of an investment advisor.

Item 27  Principal Underwriters

         Not applicable, as the Registrant does not use an underwriter in connection with the distribution of its securities.

Item 28  Location of Accounts and Records

         The accounts, books and other documents of the Registrant are physically maintained a the principal offices of the Registrant at 75 Park Plaza, Boston, Massachusetts 02116-3934

Item 29  Management Services

         There are no management-related service contracts under which services are provided to the Registrant.


Item 30  Undertakings

         Not applicable, as this Registration Statement does not relate to the Securities Act of 1933












                               SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amended
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 26th day of March, 2004.

                               CO-OPERATIVE BANK INVESTMENT
                               FUND d/b/a BANK INVESTMENT FUND

                               By:
                                  William F. Casey, Jr.
                                  President


                            1940 ACT FILE NO. 811-4421


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                         EXHIBITS TO FORM N-lA
                           AMENDMENT NO. 23



                   REGISTRATION STATEMENT UNDER THE
                    INVESTMENT COMPANY ACT OF 1940






                   CO-OPERATIVE BANK INVESTMENT FUND
                      d/b/a Bank Investment Fund


                             75 Park Plaza
                   Boston, Massachusetts 02116-3934

                            (617) 695-0415









                                                  Exhibit 16



                        BANK INVESTMENT FUND

                          Yield worksheet

                   FUND ONE         DATE 12/31/2003
                                    30 Days Ended


           Yield = 2[( a - b        6
                        ____    + 1)  -1]
                     [(  cd )

  a = dividends and interest earned during the period.

  b = expenses accrued for the period (net of reimbursements).

  c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

  d = the maximum offering price per share on the last day of the period.

              a = 182,875.79          b = 7,800.00
              c =  99,524.8424        d =  992.2726

                a - b =  175,075.79

                            cd =  98,755,774.13

  Yield in accordance with the above formula is    2.14%.




                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

           FUND ONE                         DATE 1 year
                                            Ended 12/31/2003


                        n                          1
  Total Return: P(l + T)       =  ERV or     [(ERV)   /n}
                                             -------       -1
                                             [(P  )     }


  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

           P    = 1,000.00            T = 1.58%

           n    = 1                ERV = 1,015.8416

  Total return in accordance with the above formula is 1.58%.





                                                    Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE                DATE 5 years
                                               Ended 12/31/2003

                               n                    1
         Total Return: P(l + T)   =    ERV or [( ERV)    /n}
                                              --------       -1
                                                (P )       }


  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

             P = 1,000.00       T   =      4.70%

             n = 5 years      ERV =  1,258.2192

  Total return in accordance with the above formula is 4.70%.















                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE            DATE 10 years
                                           Ended 12/31/2003

                              n                        1
        Total Return: P(l + T)     ERV or    [( ERV )   /n}
                                               -----       -1
                                              [( P  )     }

  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV    = ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

                     P = 1,000.00     T   = 5.10%

                     n = 10 years    ERV = 1,644.2037

  Total return in accordance with the above formula is 5.10%.


                                                   Exhibit 16


                          BANK INVESTMENT FUND

                             Yield worksheet


                             LIQUIDITY FUND       DATE 12/31/2003
                                                  7 Days Ended



                   Yield = c  *     365
                                    ----
                                       7

                     c   =    a
                            ----
                              b

           a net investment income (per share) or net change

           b beginning value = 1,000.00

           c base period return = net investment income
                                  ---------------------
                                  beginning value

           a =    0.1833                     b=   1,000.00

                            c =    .0001833


           Yield in accordance with the above formula is .96%.





                                                     Exhibit 19

                           BANK INVESTMENT FUND

                                 FUND ONE

                            PRICE MAKE UP SHEET

                   Date:         12/31/2003

Net Asset Value - January 1                        $ 214,692,330
Cash Invested:

       YTD-Yesterday        $74,259,582

       INV-Today                 -0-                  74,259,582

Dividends Reinvested:

      YTD-Yesterday            1,481,135

      DR-Today                    76,522               1,557,657

Cash Redeemed:

      YTD-Yesterday         (198,909,671)

      RED-Today                  -0-                (198,909,671)

Realized Gains (Losses):

     YTD-Yesterday               121,179

    G/L-Today                    -0-                     121,179

Unrealized (Depreciation):

     YTD-Yesterday            (1,786,666)

     Appreciation/
     (Depreciation) Today        -0-                  (1,786,666)


TOTAL NET ASSETS - TODAY                             $89,934,961




                                                   Exhibit 19

PRE-NET ASSET VALUE COMPUTATION:

       Total Net Assets - Yesterday

        (Adjusted - see below)                        $89,859,652

        Today`s Appreciation/
         Depreciation in Inv. Sec.*                         0

        Number of Shares Outstanding-
        Yesterday (Adjusted - see below)               90,558.2181

        Pre-NAV per share                                $992.2860

           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                    $89,934,961

           Shares Outstanding:

               Today                                   90,558.2181

               Current
               Redemptions                              - 0 -
               Current
               Investments   (Dividend Reinvestment)       77.1179

               Number of
               shares out-
               standing today                          90,635.3360

           NET ASSET VALUE PER SHARE                     $992.2726

           *INVESTMENT SECURITIES  PORTFOLIO

                              Yesterday              Today

            Market           $89,423,880          $89,423,880

            Cost              89,265,765           89,265,765

           Appreciation/
           Depreciation       $ -0-                $  -0-

           TODAY`S CHANGE     $ -0-                $  -0-






                                                Exhibit 19

                           BANK INVESTMENT FUND

                              Liquidity Fund

                            PRICE MAKE UP SHEET

                            Date:  12/31/2003


Net Asset Value - January 1                      $808,882,966

Cash Invested:

      YTD-Yesterday            $2,875,965,407

      INV-Today                     -0-         2,875,965,407

Dividends Reinvested:

      YTD-Yesterday              $  4,559,919

  DR-Today                            267,162   $   4,827,081

  Cash Redeemed:

      YTD-Yesterday           ($3,288,482,368)

      RED-Today                     -0-       ($3,288,482,368)

  Realized Gains (Losses):

      YTD-Yesterday                 -0-

      G/L-Today                     -0-              -0-

  Unrealized Appreciation:

      YTD-Yesterday                 -0-
     Appreciation/
     (Depreciation) Today           -0-              -0-



           TOTAL NET ASSETS - TODAY              $401,193,086






                                                      Exhibit 19

 PRE-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Yesterday            $400,925,924

           Today`s Appreciation/
           Depreciation in Inv. Sec.                       0

           Number of Shares Outstanding-
               Yesterday                            400,925.9244

           Pre-NAV per share                         $1,000.0000

           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                 $401,193,086

           Shares Outstanding:

           Today                                    401,193.0860

           Current
           Redemptions                                   - 0 -

           Current
           Investments   (Dividend Reinvestment)        267.1616

           Number of
           shares out-standing today                401,193.0860

NET ASSET VALUE PER SHARE                            $1,000.0000

           INVESTMENT SECURITIES PORTFOLIO*

                           Yesterday                      Today

           Market                  $                        $

           Cost

           Appreciation/
           Depreciation            $                        $

           TODAY`S CHANGE


This Section is Not Applicable - Amortized Cost Method used.







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